For Immediate Release

CPG Posts Fourth Quarter and Full Year Results

Wednesday, February 24, 2010

CPG International Inc. (CPG) a leading manufacturer of premium, low maintenance building products for residential, commercial, and industrial markets today announced fourth quarter 2009 financial results. CPG’s products include AZEK Trim, AZEK Deck, AZEK Porch, AZEK Moulding, and AZEK Rail for residential housing markets and bathroom and locker systems sold under the brand names Comtec Industries, Hiny Hider and TuffTec, used in commercial building markets.

Fourth Quarter Highlights

•

Fourth quarter sales were $44.7 million, down 0.4% from the fourth quarter 2008. Revenue growth at AZEK Deck, driven by new product offerings and a stabilizing residential repair and remodel market, only partially offset the effect of the increasing softness in the commercial market.

•	Gross margin increased to 34.1% from 11.0% in the fourth quarter of 2008 driven by lower material costs and improved operating efficiencies with higher volumes.

•	Net loss was $(9.4) million for the fourth quarter of 2009, compared to a net loss of $(48.1) million in the fourth quarter of 2008.

•	EBITDA increased to $3.5 million in the fourth quarter of 2009. Adjusted EBITDA was $5.4 million in the fourth quarter of 2009, up from $1.4 million in the fourth quarter of 2008.

Full Year Highlights

•	Sales for 2009 were $266.9 million, down 12.6% from 2008. Growth at AZEK Deck only partially offset the effects of a declining housing market and softness in industrial and commercial markets.

•	Gross margin increased to 35.1% for the year ended December 31, 2009 from 23.0% driven by lower material costs and operating efficiencies.

•

Net loss, inclusive of goodwill impairment charges of $14.4 million, was $(10.3) million for 2009, compared to a net loss, inclusive of goodwill impairment charges of $40.0 million, of $(48.4) million in 2008.

•

EBITDA, inclusive of $14.4 million of goodwill impairment charges, increased to $42.5 million in 2009. Adjusted EBITDA, excluding the goodwill impairment charges and other adjustments, was $60.9 million in 2009, up from $46.3 million in 2008.

“Although the overall market environment was extremely difficult in 2009, we made significant progress on positioning the Company for long term success while generating strong earnings,” said Eric Jungbluth, CPG’s President and Chief Executive Officer. “In addition to improving operating efficiencies in this lower demand environment, we executed on our commitment to bring new and improved products to market and increase our presence in the sales channel. We expect this will position us to capture market share as the markets recover over the coming years.”

EBITDA Guidance

(See the accompanying financial schedules for full financial details and a reconciliation of non-GAAP financial measures to their GAAP equivalents.)

CPG announced earnings guidance for 2010 with Adjusted EBITDA guidance of $55 million to $65 million. Scott Harrison, Executive Vice President and Chief Financial Officer, said “We expect 2010 to be a moderate growth year from a revenue perspective with some recovery in the residential markets and new product introductions being offset by the continued decline in the commercial building products market. Although we anticipate moderate revenue growth, increasing material costs that we are already experiencing are expected to have a negative impact on margins.”

Investor Call

CPG will hold an investor conference call to discuss Fourth Quarter 2009 financial results at 9 AM Eastern time on Friday, February 26, 2010. Eric Jungbluth, President and Chief Executive Officer and Scott Harrison, Executive Vice President and Chief Financial Officer, will host the call.

To access the conference call, please dial (866) 863-6818, and use conference ID code 56466366. An encore presentation will be available for one week after the completion of the call. In order to access the encore presentation, please dial (800) 642-1687 or (706) 645-9291, and use the conference ID code 56466366.

Forward-looking Statements

Statements in this investor release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance, guidance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to CPG on the date this release was submitted. CPG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to CPG’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, the commercial building industry, raw material prices, competition, the economy and the financial markets. CPG may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of CPG’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

About CPG International

Headquartered in Scranton, Pennsylvania, CPG International is a manufacturer of market-leading brands of highly engineered, premium, low-maintenance, building products for residential and commercial markets designed to replace wood, metal and other traditional materials in a variety of construction applications. The Company’s products are marketed under several brands including AZEK® Trim and Moulding, AZEK® Deck, AZEK® Rail, Santana Products, Comtec Industries, Capitol, TuffTec™, Hiny Hider® and Celtec®, as well as many other brands. For additional information on CPG please visit our web site at www.cpgint.com.

Financial Schedules

CPG International Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2009 and December 31, 2008

(unaudited)

(dollars in thousands)

	December 31,	December 31,
	2009	2008
ASSETS:
Current assets:
Cash and cash equivalents	$44,501	$22,586
Receivables:
Trade, less allowance for doubtful accounts of $964 and $1,660 in 2009 and
2008, respectively	14,219	17,404
Inventories	45,922	33,664
Deferred income taxes—current	2,414	2,579
Prepaid expenses and other	3,097	5,078
Total current assets	110,153	81,311
Property and equipment—net	84,332	93,451
Goodwill	246,842	260,004
Intangible assets —net	92,699	96,610
Deferred financing costs—net	5,079	7,345
Other assets	299	184
Total assets	$539,404	$538,905

LIABILITIES AND SHAREHOLDER’S EQUITY:
Current liabilities:
Accounts payable	$24,263	$11,981
Current portion of capital lease	1,747	1,940
Current portion of long-term debt obligations	250	5,250
Accrued interest	13,049	14,413
Accrued warranty	413	621
Accrued rebates	3,916	2,320
Accrued expenses	14,114	9,907
Total current liabilities	57,752	46,432
Deferred income taxes	35,067	34,640
Capital lease obligation—less current portion	3,316	5,053
Long-term debt—less current portion	302,042	302,010
Accrued warranty—less current portion	3,183	3,232
Other liabilities	35	612
Commitments and contingencies
Shareholder’s equity:
Common shares, $0.01 par value: 1,000 shares authorized; 10 issued and outstanding at December 31,
2009 and December 31, 2008	—	—
Additional paid-in capital	212,152	211,941
Accumulated deficit	(62,899)	(52,593)
Note receivable – CP Holdings	(8,872)	(7,349)
Accumulated other comprehensive loss	(2,372)	(5,073)
Total shareholder’s equity	138,009	146,926
Total liabilities and shareholder’s equity	$539,404	$538,905

CPG International Inc.

and Subsidiaries

Consolidated Statements of Operations

Three Months Ended December 31, 2009 and 2008

(unaudited)

(dollars in thousands)

	Three	Three
	Months Ended	Months Ended
	December 31,	December 31,
	2009	2008
Net sales	$44,697	$44,888
Cost of sales	(29,438)	(39,947)
Gross margin	15,259	4,941
Selling, general and administrative expenses	(16,349)	(11,303)
Loss on disposal of property	(381)	—
Impairment of goodwill and other intangibles	—	(40,000)
Operating loss	(1,471)	(46,362)

Other income (expenses):
Interest expense	(7,664)	(8,582)
Interest income	38	152
Miscellaneous – net	(652)	30
Foreign currency loss	(20)	(215)
Total other expenses-net	(8,298)	(8,615)
Loss before income taxes	(9,769)	(54,977)
Income tax benefit	402	6,856
Net loss	$(9,367)	$(48,121)

CPG International Inc.

and Subsidiaries

Consolidated Statements of Operations

Year Ended December 31, 2009 and 2008

(unaudited)

(dollars in thousands)

	Year Ended	Year Ended
	December 31,	December 31,
	2009	2008
Net sales	$266,875	$305,240
Cost of sales	(173,328)	(235,099)
Gross margin	93,547	70,141
Selling, general and administrative expenses	(57,392)	(50,644)
(Loss) gain on disposal of property	(525)	21
Impairment of goodwill and other intangibles	(14,408)	(40,000)
Operating income (loss)	21,222	(20,482)

Other income (expenses):
Interest expense	(31,462)	(35,405)
Interest income	115	500
Miscellaneous – net	(628)	153
Foreign currency gain (loss)	336	(215)
Total other expenses-net	(31,639)	(34,967)
Loss before income taxes	(10,417)	(55,449)
Income tax benefit	111	7,095
Net loss	$(10,306)	$(48,354)

CPG International Inc. and Subsidiaries

Calculation of Earnings before Interest, Taxes, Depreciation and Amortization

Three Months Ended December 31, 2009 and 2008

(unaudited)

(dollars in thousands)

	Three	Three
	Months Ended	Months Ended
	December 31,	December 31,
	2009	2008
Net loss	$(9,367)	$(48,121)
Interest expense, net	7,626	8,430
Income tax benefit	(402)	(6,856)
Depreciation and amortization	5,610	5,518
EBITDA	$3,467	$(41,029)

Reconciliation to Adjusted EBITDA:
EBITDA	$3,467	$(41,029)
Allowable adjustments:
Impairment of goodwill and other intangibles	–	40,000
Composatron non-recurring/acquisition costs	–	260
Relocation and hiring costs	365	143
Severance costs	45	5
Management fee and expenses	395	388
Non-cash compensation charge	47	15
Disposal of fixed assets	381	–
SFAS 141 inventory adjustment	–	1,505
Lease termination fees	657	–
Registration expenses related to Notes	–	71
Adjusted EBITDA	$5,357	$1,358

CPG International Inc. and Subsidiaries

Calculation of Earnings before Interest, Taxes, Depreciation and Amortization

Year Ended December 31, 2009 and 2008

(unaudited)

(dollars in thousands)

	Year Ended	Year Ended
	December 31,	December 31,
	2009	2008
Net loss	$(10,306)	$(48,354)
Interest expense, net	31,347	34,905
Income tax benefit	(111)	(7,095)
Depreciation and amortization	21,604	21,491
EBITDA	$42,534	$947

Reconciliation to Adjusted EBITDA:
EBITDA	$42,534	$947
Allowable adjustments:
Impairment of goodwill and other intangibles	14,408	40,000
Composatron non-recurring/acquisition costs	–	606
Relocation and hiring costs	474	802
Severance costs	412	171
Settlement charges	–	26
Management fee and expenses	1,740	1,855
Non-cash compensation charge	97	118
Disposal of fixed assets	525	–
SFAS 141 inventory adjustment	–	1,505
Lease termination fees	657	–
Registration expenses related to Notes	26	309
Adjusted EBITDA	$60,873	$46,339